NEWS RELEASE
	Contact:	Robert D. Hardy, CFO
U.S. Concrete, Inc.
713-499-6222
FOR IMMEDIATE RELEASE

U.S. CONCRETE’S BOARD OF DIRECTORS
APPROVES SHARE REPURCHASE PLAN

HOUSTON, TEXAS - January 7, 2008 - U.S. Concrete, Inc. (NASDAQ: RMIX) announced today that its Board of Directors has approved the repurchase of up to an aggregate of 3 million shares of its common stock. Based on the Friday, January 4, 2008 closing market price of $2.87, this represents the use of approximately $9 million of available cash on hand as of December 31, 2007.

The repurchase plan calls for the repurchases to be made in open market or in privately negotiated transactions from time-to-time in compliance with applicable laws, rules and regulations, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market and business conditions, levels of cash generated from operations, cash requirements for acquisitions, applicable legal requirements and other relevant factors. The Company intends to retire any repurchased shares as soon as practicable following repurchase. The plan does not obligate the Company to purchase any particular number of shares, and may be suspended or discontinued at any time.

Commenting on the announcement, Michael W. Harlan, U.S. Concrete’s President and Chief Executive Officer, stated, “U.S. Concrete’s management and Board of Directors are committed to maximizing shareholder value by profitably growing our business, while maintaining operating and financial flexibility and adequate liquidity. In addition to the free-cash flow we generated in 2007, we also realized approximately $16.5 million in after-tax cash proceeds from the disposition of certain non-core assets during the fourth quarter of 2007. This has provided us the resources and financial flexibility to invest a portion of our capital in the repurchase and retirement of our common stock. With this announcement today, we reaffirm our confidence and optimism in the long-term future of the Company. We expect to generate positive free cash flow in 2008, and at current stock prices believe it is in the best interest of the Company and its stockholders to repurchase shares of the Company’s common stock.”

ABOUT U.S. CONCRETE, INC.

U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and concrete-related products; and its precast products. The Company has 138 fixed and nine portable ready-mixed concrete plants, eight pre-cast concrete plants, two concrete block plants and eight aggregates facilities. During 2006, these facilities produced approximately 8.8 million cubic yards of ready-mixed concrete, 1.8 million eight-inch equivalent block units and 4.6 million tons of aggregates. For more information on U.S. Concrete, visit http://www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains various forward-looking statements that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking statements in this press release include but are not limited to, statements regarding: the Company’s management and board being committed to maximizing shareholder value by profitably growing our business, while maintaining operating and financial flexibility and adequate liquidity; the Company’s realizing approximately $16.5 million in after-tax cash proceeds from the disposition of certain non-core assets during the fourth quarter of 2007; the Company’s financial flexibility to invest a portion of our capital in the repurchase and retirement of our common stock; our confidence and optimism in the long-term future of the Company; generating positive free cash flow in 2008; and our belief that it is in the best interest of the Company and its stockholders to allocate a portion of the company’s capital resources to repurchase shares of the Company’s common stock. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s subsequently filed Quarterly Reports on Form 10-Q.
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